                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-61823 of Getty Images, Inc. on Form S-3 of our report dated August 12, 1997 (September 16, 1997 as to Note 1), on the audited consolidated financial statements of PhotoDisc, Inc. appearing in the Current Report on Form 8-K of Getty Images, Inc., filed with the Securities and Exchange Commission on May 6, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          Deloitte & Touche LLP

Seattle, Washington
November 11, 1998